Exhibit 99.1

For immediate release

MILLER ENERGY RESOURCES HIRES KURT YOST

AS SVP AND GENERAL COUNSEL

___________________________________________

KNOXVILLE, Tenn. – (May 24, 2012) – Miller Energy Resources (“Miller”) (NYSE: MILL) announced today that it has hired Kurt C. Yost as Senior Vice President and General Counsel.  Mr. Yost, 40, comes to Miller Energy Resources with nearly fifteen years of corporate and commercial law experience. After receiving his J.D. from the University of Virginia School of Law in 1997, he moved to Manhattan, where he worked for major national and international law firms, including Pepper Hamilton, Mayer Brown and Allen & Overy. While working in New York, Mr. Yost had the privilege of representing many of their largest corporate clients on a variety of matters ranging from corporate financings to mergers and acquisitions. Later making the transition to General Counsel of one of his clients, he had the opportunity to further deepen his experience with securities law, employment law, regulatory compliance issues, intellectual property law, real estate practice and contract law.  He is a contributing author to the treatise, “Securities Practice and Electronic Technologies,” (John R. Hewitt and James B. Carlson, eds. (2006)).  Mr. Yost graduated summa cum laude from Temple University in 1994, with a B.B.A in Economics and Finance.

 “As we promised last September, we are focused on adding experience and talent to our management team to accommodate Miller’s continued growth,” said Scott M. Boruff, Miller’s CEO. “We are excited to announce the addition of Kurt Yost to the Miller team. We believe that Kurt’s wide range of legal experience, particularly in corporate finance, is the right fit to lead our existing legal department.” Mr. Boruff concluded.

About Miller Energy Resources

Miller Energy Resources, Inc. is a high growth oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America.  Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Chattanooga Shale.  Miller is headquartered in Knoxville, Tennessee with offices in Anchorage, Alaska and Huntsville, Tennessee.  The company’s common stock is listed on the NYSE under the symbol MILL.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources¸ Inc. are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions.  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources, Inc. and described in the forward-looking statements.  These risks, uncertainties and other factors include, but are not limited to, adverse general economic conditions, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geologic data, competition, reduced availability of drilling and other well services, fluctuations in oil and gas prices and prices for drilling and other well services, fluctuations in the US dollar and other currencies, the availability of sufficient capital to fund its anticipated growth, fluctuations in the prices of oil and gas, the competitive nature of its business environment, its dependence on a limited number of customers, its ability to comply with environmental regulations, changes in government regulations which could adversely impact its businesses well as other risks commonly associated with the exploration and development of oil and gas properties.  Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller Energy Resources, Inc.’s reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2011.  Miller Energy Resources, Inc.’s actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov).  All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

Robert L. Gaylor

SVP Investor Relations

Miller Energy Resources, Inc.

9721 Cogdill Road, Suite 302

Knoxville, TN  37932

Phone: (865) 223-6575

Fax: (865) 691-8209

bobby@millerenergyresources.com

Web Site: http://www.millerenergyresources.com

###